FIRST POTOMAC REALTY TRUST

LIMITED POWER OF ATTORNEY FOR SECTION 16

REPORTING

	The undersigned hereby constitutes and appoints Joel F.

Bonder, signing individually, the undersigned's true and lawful attorney-in-fact to prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer or trustee of
First Potomac Realty Trust (the "Company"), Forms 3, 4 and 5
(including any
amendments to such Forms, whether filed prior to or after the date of this
Power of Attorney) with respect to the securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the rules thereunder.

	The undersigned
hereby grants to
each such attorney-in-fact full power and authority do to and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

	The
undersigned acknowledges that the
foregoing attorneys-in-fact, in serving
in such capacity at the request of
the undersigned, are not assuming, nor
is the Company assuming, any of the
undersigned's responsibilities to
comply with Section 16(a) of the
Securities Exchange Act of 1934, as
amended, and the rules thereunder.


	This Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the
undersigned
has caused this Power of Attorney to be executed as of this 2nd day of
February, 2005.


						/s/Louis T. Donatelli